                                                                    EXHIBIT 99.3


                      IMNET SYSTEMS, INC. AND SUBSIDIARIES

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                Table of Contents


                                                                            Page
Independent Auditors' Report................................................SF-2

Consolidated Balance Sheets.................................................SF-3

Consolidated Statements of Operations.......................................SF-4

Consolidated Statements of Stockholders' Equity.............................SF-5

Consolidated Statements of Cash Flows.......................................SF-6

Notes to Consolidated Financial Statements............................SF-7-SF-20

Financial Statement Schedule of Valuation and Qualifying
     Accounts--Allowance for doubtful accounts.............................SF-21

Computation of Per Share Earnings..........................................SF-22

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
IMNET Systems, Inc.:

         We have audited the accompanying consolidated balance sheets of IMNET Systems, Inc. and subsidiaries as of June 30, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended June 30, 1996. In connection with our audits of the accompanying consolidated financial statements, we also have audited the accompanying financial statement schedule. These consolidated financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         The consolidated financial statements give retroactive effect to the merger of IMNET Systems, Inc. and Hunter International, Inc. on September 30, 1996, which has been accounted for as a pooling of interests as described in
Note 2 to the consolidated financial statements. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling-of-interests method in financial statements that do not include the date of consummation. These financial statements do not extend through the date of consummation. However, they are the historical consolidated financial statements of IMNET Systems, Inc. and subsidiaries, effective with the issuance of financial statements as of and for the period ended September 30, 1996, which include the date of consummation of the business combination.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of IMNET Systems, Inc. and subsidiaries as of June 30, 1996 and 1995, and the results of their operations and their cash flows for each of the years in the three-year period ended June 30, 1996, in conformity with generally accepted accounting principles applicable after financial statements are issued for a period which includes the date of consummation of the business combination. Also, in our opinion, the related financial statement schedule, when considered in relation to the consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

                                             KPMG PEAT MARWICK LLP

Atlanta, Georgia
February 27, 1997

                      IMNET SYSTEMS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS


                                                                                                            JUNE 30,
                                                                                                  ---------------------------
                                                                                                      1996           1995
                                                                                                  ------------   ------------
                                     ASSETS

 Current assets:
    Cash and cash equivalents ..................................................................  $ 16,894,711   $  1,856,970
    Marketable securities, at cost (estimated market value of $21,629,750) .....................    21,541,760             --
    Trade accounts receivable, net of allowance for doubtful accounts of $333,290 and
       $63,043 at June 30, 1996 and 1995, respectively .........................................    15,360,291      4,403,376
    Note receivable from related party .........................................................     2,910,876             --
    Inventories ................................................................................     2,079,574      1,268,118
    Prepaid expenses and other current assets ..................................................       712,204        136,736
    Offering costs .............................................................................            --        439,935
                                                                                                  ------------   ------------
         Total current assets ..................................................................    59,499,416      8,105,135
 Noncurrent trade accounts receivable ..........................................................     1,085,927             --
 Notes receivable from officer .................................................................       105,000        105,000
 Property and equipment, net ...................................................................     3,329,331      1,524,198
 Computer software development costs, net of accumulated amortization of $73,531 ...............     1,212,875             --
 Acquired technology, net of accumulated amortization of $2,627,244 and $1,916,673
    at June 30, 1996 and 1995, respectively ....................................................       959,755      1,568,327
 Goodwill and other intangibles, net of accumulated amortization of $211,579 ...................     3,343,774             --
                                                                                                  ------------   ------------
                                                                                                  $ 69,536,078   $ 11,302,660
                                                                                                  ============   ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

 Current liabilities:
    Current installments of obligations under capital leases ...................................  $        404   $      4,251
    Accounts payable ...........................................................................     1,264,479      1,577,079
    Accrued expenses ...........................................................................     6,643,807      1,003,375
    Deferred revenue ...........................................................................       804,357        404,177
    Dividends payable ..........................................................................            --        242,950
                                                                                                  ------------   ------------
         Total current liabilities .............................................................     8,713,047      3,231,832
                                                                                                  ------------   ------------
         Total liabilities .....................................................................     8,713,047      3,231,832
                                                                                                  ------------   ------------
 Stockholders' equity:
    Preferred stock ............................................................................            --     19,422,722
    Common stock, $.01 par value. Authorized 25,000,000 shares; 9,627,071 shares issued and 9,589,434 shares outstanding at June 30, 1996, and 2,896,619 shares issued
       and 2,858,982 outstanding at June 30, 1995 ..............................................        96,271         28,966
    Additional paid-in capital .................................................................    80,795,841      2,233,811
    Treasury stock, 37,637 shares, at cost .....................................................      (148,417)      (148,417)
    Accumulated deficit ........................................................................   (19,920,664)   (13,466,254)
                                                                                                  ------------   ------------
         Total stockholders' equity ............................................................    60,823,031      8,070,828
 Commitments and contingencies .................................................................
                                                                                                  ------------   ------------
                                                                                                  $ 69,536,078   $ 11,302,660
                                                                                                  ============   ============


          See accompanying notes to consolidated financial statements.

                      IMNET SYSTEMS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                                                YEARS ENDED JUNE 30,
                                                                                 --------------------------------------------------
                                                                                     1996               1995               1994
                                                                                 ------------       ------------       ------------
 Revenues:
    System sales ..........................................................      $ 24,532,389       $  8,880,592       $  4,551,359
    Maintenance and professional services .................................         4,847,696          2,393,157          1,789,375
                                                                                 ------------       ------------       ------------
         Total revenues, including revenues from a related party of
            $2,850,000 and $485,000 in 1996 and 1995 ......................        29,380,085         11,273,749          6,340,734
                                                                                 ------------       ------------       ------------
 Operating expenses:
    Cost of system sales ..................................................         6,457,962          4,644,283          3,253,138
    Cost of maintenance and professional services .........................         2,704,536          1,636,885          1,154,980
    Sales and marketing ...................................................         9,752,525          4,433,444          3,526,620
    Research and development ..............................................         3,915,032          2,342,889          1,881,483
    General and administrative ............................................         4,144,848          2,429,611          1,930,125
    Non-recurring charges .................................................        10,370,000                 --                 --
                                                                                 ------------       ------------       ------------
         Total operating expenses .........................................        37,344,903         15,487,112         11,746,346
                                                                                 ------------       ------------       ------------
         Operating loss ...................................................        (7,964,818)        (4,213,363)        (5,405,612)
                                                                                 ------------       ------------       ------------
         Interest income (expense), net ...................................         1,937,653            133,765             29,238
                                                                                 ------------       ------------       ------------
         Loss before income taxes .........................................        (6,027,165)        (4,079,598)        (5,376,374)
 Income taxes .............................................................                --                 --                 --
                                                                                 ------------       ------------       ------------
         Net loss .........................................................      $ (6,027,165)      $ (4,079,598)      $ (5,376,374)
                                                                                 ============       ============       ============

 Net loss per common share and common share equivalent ....................      $      (0.69)      $      (0.77)      $      (1.38)
                                                                                 ============       ============       ============

 Weighted average outstanding common shares and common share
    equivalents ...........................................................         8,779,356          5,330,321          3,887,840
                                                                                 ============       ============       ============


          See accompanying notes to consolidated financial statements.

                      IMNET SYSTEMS, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                    YEARS ENDED JUNE 30, 1996, 1995, AND 1994


                                                                            Preferred Stock
                                      --------------------------------------------------------------------------------------------
                                            Series A                Series B                Series I               Series II
                                      ---------------------   ---------------------   --------------------   ---------------------
                                       Shares      Amount      Shares      Amount      Shares     Amount      Shares      Amount
                                      -------   -----------   -------   -----------   -------  -----------   -------   -----------
Balance at June 30, 1993 ...........   48,436   $ 4,842,015    40,000   $ 2,111,503        --  $        --        --   $        --
Sale of common stock at $0.053
  per share ........................       --            --        --            --        --           --        --            --
Sale of common stock at $0.063
  per share and Series A preferred
  stock at $99.81 per share ........    1,461       145,826        --            --        --           --        --            --
Sale of common stock at $0.08 per
  share and Series A preferred stock
  at prices ranging from $147.95 to
  $148.41 ..........................   15,496     2,295,315        --            --        --           --        --            --
Sale of Series I convertible
  preferred stock at $140.00
  per share ........................       --            --        --            --    38,209    5,349,320        --            --
Dividends paid .....................       --            --        --            --        --           --        --            --
Net loss ...........................       --            --        --            --        --           --        --            --
                                      -------   -----------   -------   -----------   -------  -----------   -------   -----------
Balance at June 30, 1994 ...........   65,393     7,283,156    40,000     2,111,503    38,209    5,349,320        --            --
Purchase of treasury stock and
  redemption of preferred stock,
  at cost ..........................       --            --        --            --      (213)     (20,235)       --            --
Dividends accrued on Series A
  preferred stock ..................       --            --        --            --        --           --        --            --
Sale of Series II convertible
  preferred stock at $140
  per share ........................       --            --        --            --        --           --    51,729     6,810,481
Cancellation of Series B
  convertible preferred stock ......       --            --   (40,000)   (2,111,503)       --           --        --            --
Dividends paid .....................       --            --        --            --        --           --        --            --
Net loss ...........................       --            --        --            --        --           --        --            --
                                      -------   -----------   -------   -----------   -------  -----------   -------   -----------
Balance at June 30, 1995 ...........   65,393     7,283,156        --            --    37,996    5,329,085    51,729     6,810,481
Dividends accrued on Series A
  preferred stock ..................       --            --        --            --        --           --        --            --
Conversion of preferred stock and
  accrued dividends to common stock   (65,393)   (7,283,156)       --            --   (37,996)  (5,329,085)  (51,729)   (6,810,481)
Sale of common stock ...............       --            --        --            --        --           --        --            --
Exercise of stock options and
  warrants .........................       --            --        --            --        --           --        --            --
Issuance of common stock in
  connection with an acquisition ...       --            --        --            --        --           --        --            --
Dividends paid .....................       --            --        --            --        --           --        --            --
Net loss ...........................       --            --        --            --        --           --        --            --
                                      -------   -----------   -------   -----------   -------  -----------   -------   -----------
Balance at June 30, 1996 ...........       --   $        --        --   $        --        --  $        --        --   $        --
                                      =======   ===========   =======   ===========   =======  ===========   =======   ===========



                                          Common Stock       Additional     Treasury Stock                         Total
                                       -------------------     Paid-in    ------------------    Accumulated    Stockholders'
                                         Shares     Amount     capital    Shares     Amount       deficit         equity
                                       ---------   -------   ----------   ------   ---------    -----------    -------------
Balance at June 30, 1993 ...........   2,488,738   $24,887       94,658       --   $      --     (2,367,332)     4,705,731
Sale of common stock at $0.053
  per share ........................       9,400        94          406       --          --             --            500
Sale of common stock at $0.063
  per share and Series A preferred
  stock at $99.81 per share ........      34,334       343        1,831       --          --             --        148,000
Sale of common stock at $0.08 per
  share and Series A preferred stock
  at prices ranging from $147.95 to
  $148.41 ..........................     364,147     3,642       25,413       --          --             --      2,324,370
Sale of Series I convertible
  preferred stock at $140.00
  per share ........................          --        --           --       --          --             --      5,349,320
Dividends paid .....................          --        --           --       --          --       (600,000)      (600,000)
Net loss ...........................          --        --           --       --          --     (5,376,374)    (5,376,374)
                                       ---------   -------   ----------   ------   ---------    -----------     ----------
Balance at June 30, 1994 ...........   2,896,619    28,966      122,308       --          --     (8,343,706)     6,551,547
Purchase of treasury stock and
  redemption of preferred stock,
  at cost ..........................          --        --           --   37,637    (148,417)            --       (168,652)
Dividends accrued on Series A
  preferred stock ..................          --        --           --       --          --       (242,950)      (242,950)
Sale of Series II convertible
  preferred stock at $140
  per share ........................          --        --           --       --          --             --      6,810,481
Cancellation of Series B
  convertible preferred stock ......          --        --    2,111,503       --          --             --             --
Dividends paid .....................          --        --           --       --          --       (800,000)      (800,000)
Net loss ...........................          --        --           --       --          --     (4,079,598)    (4,079,598)
                                       ---------   -------   ----------   ------   ---------    -----------     ----------
Balance at June 30, 1995 ...........   2,896,619    28,966    2,233,811   37,637    (148,417)   (13,466,254)     8,070,828
Dividends accrued on Series A
  preferred stock ..................          --        --           --       --          --        (27,245)       (27,245)
Conversion of preferred stock and
  accrued dividends to common stock    2,316,257    23,163   19,669,734       --          --             --        270,175
Sale of common stock ...............   4,248,500    42,485   55,927,969       --          --             --     55,970,454
Exercise of stock options and
  warrants .........................      83,342       833      659,267       --          --             --        660,100
Issuance of common stock in
  connection with an acquisition ...      82,353       824    2,305,060       --          --             --      2,305,884
Dividends paid .....................          --        --           --       --          --       (400,000)      (400,000)
Net loss ...........................          --        --           --       --          --     (6,027,165)    (6,027,165)
                                       ---------   -------   ----------   ------   ---------    -----------     ----------
Balance at June 30, 1996 ...........   9,627,071   $96,271   80,795,841   37,637   $(148,417)   (19,920,664)    60,823,031
                                       =========   =======   ==========   ======   =========    ===========     ==========


          See accompanying notes to consolidated financial statements.

                      IMNET SYSTEMS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                        YEARS ENDED JUNE 30,
                                                                             -------------------------------------------
                                                                                 1996            1995           1994
                                                                             ------------    -----------    ------------
Cash flows from operating activities:
  Net loss ...............................................................   $ (6,027,165)   $(4,079,598)   $(5,376,374)
  Adjustments to reconcile net income (loss) to net cash
     used in operating activities:
    Depreciation and amortization of property and equipment ..............        680,448        293,387        133,502
    Amortization of computer software development costs, acquired
       technology, and goodwill and other intangibles ....................        995,682        696,972        696,972
    Provision for doubtful accounts receivable ...........................        259,846        200,758         24,000
    Loss on disposal of property and equipment ...........................             --          9,443         14,974
    Non-recurring charges ................................................     10,370,000             --             --
  (Increase) decrease in:
    Trade accounts receivable ............................................    (15,134,683)    (2,763,501)      (206,412)
    Inventories ..........................................................     (1,177,212)       131,831        161,708
    Prepaid expenses and other current assets ............................       (575,468)      (407,597)       (66,813)
  Increase (decrease) in:
    Accounts payable .....................................................       (346,385)     1,107,684       (316,761)
    Accrued expenses .....................................................        419,432        192,954        400,015
    Deferred revenue .....................................................        400,180     (1,165,451)      (178,725)
                                                                             ------------    -----------    -----------
       Net cash used in operating activities .............................    (10,135,325)    (5,783,118)    (4,713,914)
                                                                             ------------    -----------    -----------
Cash flows from investing activities:
  Acquisitions of businesses, net of cash acquired .......................     (4,813,969)            --             --
  Issuance of notes receivable from officer ..............................             --             --        (30,000)
  Additions to property and equipment ....................................     (2,385,217)      (831,293)      (409,925)
  Additions to computer software development costs .......................     (1,286,406)            --             --
  Purchases of marketable securities .....................................    (62,226,760)            --             --
  Maturities of marketable securities ....................................     40,685,000             --             --
  Additions to intangible assets .........................................       (155,204)            --             --
  Payments in connection with business alliance ..........................     (1,200,000)            --             --
                                                                             ------------    -----------    -----------
       Net cash used in investing activities .............................    (31,382,556)      (831,293)      (439,925)
                                                                             ------------    -----------    -----------
Cash flows from financing activities:
  Principal payments on obligations under capital leases .................         (3,847)        (4,429)        (7,435)
  Proceeds from notes payable to stockholders ............................             --        500,000             --
  Proceeds from sale of common and preferred stock .......................     56,410,370      6,310,481      7,622,190
  Proceeds from exercise of stock options and warrants ...................        549,099             --             --
  Purchases of treasury stock and redemption of preferred stock ..........             --       (168,652)            --
  Dividends paid .........................................................       (400,000)      (800,000)      (600,000)
                                                                             ------------    -----------    -----------
       Net cash provided by financing activities .........................     56,555,622      5,837,400      7,014,755
                                                                             ------------    -----------    -----------
       Net increase (decrease) in cash and cash equivalents ..............     15,037,741       (777,011)     1,860,916
Cash and cash equivalents at beginning of year ...........................      1,856,970      2,633,981        773,065
                                                                             ------------    -----------    -----------
Cash and cash equivalents at end of year .................................   $ 16,894,711    $ 1,856,970    $ 2,633,981
                                                                             ============    ===========    ===========
Disclosures of cash flow information:
  Cash paid for interest .................................................   $         --    $    15,497    $    20,649
                                                                             ============    ===========    ===========
  Significant noncash transactions:
    Noncash transfers from inventories to property and equipment .........   $    365,756    $   129,556    $        --
                                                                             ============    ===========    ===========
    Noncash transfers from property and equipment to inventories .........   $         --    $    43,185    $        --
                                                                             ============    ===========    ===========
    Noncash transfer of trade accounts receivable to note receivable from
      related party ......................................................   $  2,910,876    $        --    $        --
                                                                             ============    ===========    ===========
    Exchange of notes payable to stockholders for Series A preferred stock
       and Series II convertible preferred stock, respectively ...........   $         --    $   500,000    $   200,000
                                                                             ============    ===========    ===========
    Conversion of preferred stock and accrued dividends to common stock ..   $ 19,692,897    $        --    $        --
                                                                             ============    ===========    ===========
    Issuance of common stock in connection with an acquisition ...........   $  2,305,884    $        --    $        --
                                                                             ============    ===========    ===========


          See accompanying notes to consolidated financial statements.

                      IMNET SYSTEMS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          JUNE 30, 1996, 1995 AND 1994


(1)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (a)  Business and Basis of Presentation

         IMNET Systems, Inc. and subsidiaries (the Company) develop, market, install, and service electronic information and document management systems to meet the needs of the healthcare industry and other document-intensive businesses. The Company's hardware and software systems electronically capture, index, store and retrieve information which is resident on most storage media, including magnetic disk, optical disk, microfilm, paper and x-ray film. The Company sells systems to end-users and distributes systems through distribution partners. Because of the Company's concentration of revenues and accounts receivable with certain major customers and an increasing concentration of revenues and accounts receivable in the healthcare industry, a decline in the economic conditions or financial stability with respect to these major customers or the healthcare industry could have a material adverse impact on the Company's financial position and results of operations.

         The accompanying consolidated financial statements of IMNET Systems, Inc. and subsidiaries include the accounts of IMNET Systems, Inc. and its wholly owned subsidiaries, Evergreen Technologies, Inc., Hunter International, Inc. and Quesix Software, Incorporated. All significant intercompany accounts and transactions have been eliminated in consolidation. The consolidated financial statements have been restated to reflect the effect of the merger with Hunter International, Inc. as described in Note 2.

         Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these consolidated financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

    (b)  Revenue Recognition and Deferred Revenue

         The Company recognizes revenues derived from system sales to end-user customers, including 90% of software license fees and 100% of hardware revenues, upon the factory acceptance by the customer and delivery of the configured system. The Company defers recognition of 10% of the software license fees until completion of certain insignificant vendor obligations primarily related to the site acceptance by the customer.

         Revenues derived from system sales to distribution partners are recognized upon delivery when the contract is between the Company and the distribution partner, the payment terms are fixed with all amounts due within twelve months, there are no other significant obligations to be performed by the Company and provided that the distribution partner meets the Company's criteria with respect to sell-through and credit risk. Revenues derived from system sales to distribution partners in which the contract is between the Company and the customer (the end-user) of the distribution partner are recognized in accordance with the Company's revenue recognition policy for end-user customers described above.

         Revenue recognition for system sales to end-users that have been delivered and accepted by the customer with contractual payment terms that extend beyond one year is determined by the Company

                      IMNET SYSTEMS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          JUNE 30, 1996, 1995 AND 1994


based upon the Company's historical experience with the customer, the customer's credit worthiness, and an assessment of the enforceability of the contract. All revenues recognized related to contracts with payments due in more than one year are discounted at the Company's incremental borrowing rate.

         Revenues from professional services, which may include preparation of functional specifications, customization and programming, systems integration, and training, among others, are recognized as the services are performed. Revenues derived from maintenance and support contracts are recognized ratably over the terms of the related contracts.

         Deferred revenues represent either billings rendered to or payments received from customers for systems prior to factory acceptance and delivery and maintenance and support services billed in advance.

    (c)  Cash and Cash Equivalents

         The Company classifies all highly liquid investments with an original maturity of three months or less as cash equivalents.

    (d)  Marketable Securities

         The Company accounts for marketable securities in accordance with Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" (Statement 115). Under Statement 115, investments in equity and debt securities are classified as held to maturity, trading, or available for sale securities. Trading securities are reported at fair value, with changes in fair value included in the statement of operations, while available for sale securities are reported at fair value, with net unrealized gains or losses included as a component of stockholders' equity. Held to maturity securities are reported at amortized cost. Unrealized losses on all securities that are other than temporary are reported in the statement of operations upon determination that the loss is other than temporary.

         Marketable securities include U.S. treasury bills and debt securities of certain other U.S. government agencies and U.S. government sponsored corporations with original maturities greater than 90 days and equal to or less than one year.

         Marketable securities are carried at amortized cost, held to maturity, and are classified as current assets in the accompanying consolidated balance sheet.

Marketable securities are summarized as follows:

                                                                            JUNE 30, 1996
                                              ------------------------------------------------------------------------
                                                                                                          ESTIMATED
                                               AMORTIZED         UNREALIZED           UNREALIZED           MARKET
                                                  COST             GAINS                LOSSES              VALUE
                                              -----------        ----------           ----------         -------------
     Marketable Securities...............     $21,541,760         $  92,221           $  (4,231)          $ 21,629,750

                      IMNET SYSTEMS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          JUNE 30, 1996, 1995 AND 1994


Market values have been determined through information obtained from quoted market sources.

    (e)  Inventories

         Inventories consist of components and assemblies associated with the manufacture of the Company's MegaSAR Microfilm Jukebox (the MegaSAR) and personal computers and other computer equipment held for sale to customers. Inventories are carried at the lower of cost (average cost method) or market (net realizable value).

    (f)  Property and Equipment

         Property and equipment are stated at cost, net of accumulated depreciation and amortization. Depreciation and amortization of property and equipment is provided using the straight-line method over the estimated useful lives of the assets as follows:

        Leasehold improvements.......................       through January 1997
        Computer software............................                  3-5 years
        Computer equipment...........................                  3-5 years
        Machinery and equipment......................                  5-7 years
        Furniture and fixtures.......................                    7 years

         Leasehold improvements are amortized using the straight-line method over the estimated useful life of the improvement or the lease term, whichever is shorter. Amortization of assets held under capital lease arrangements is included in depreciation expense.

    (g)  Intangible Assets

         Intangible assets include computer software development costs, acquired technology, goodwill, and an intangible asset associated with customers acquired in connection with the business alliance with HBO & Company (the HBOC Alliance) (see note 3). The Company's policy with respect to the amortization of computer software development costs is described in (h) below. The cost of acquired technology results from the Company's acquisition of other businesses and is amortized using the straight-line method over estimated useful lives of five years. Goodwill has been recorded in connection with the Company's acquisition of other businesses and is being amortized using the straight-line method over seven years. The intangible asset associated with the HBOC alliance is being amortized using the straight-line method over the life of the agreement (seven years). The carrying values of all intangible assets are reviewed by the Company for impairments which are recognized when the expected undiscounted future cash flows derived from such intangible assets are less than their carrying values. If the Company's review indicates a potential impairment, the Company uses fair value in determining the amount that should be written off.

    (h)  Research and Development and Computer Software Development Costs

         Research and development costs consist principally of compensation and benefits paid to the Company's employees. All research and development costs are expensed as incurred.

                      IMNET SYSTEMS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          JUNE 30, 1996, 1995 AND 1994


         Computer software development costs consist principally of compensation and benefits related to the development and modification of the Company's software products and are capitalized in accordance with the provisions of Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed." Capitalization of such costs begins upon the establishment of technological feasibility for the product or enhancement which is defined by the Company as completion of a detailed program design and ends when the resulting product or enhancement is available for use by customers.

         Amortization of computer software development costs is provided by the Company on individual products or enhancements and begins when the product or enhancement is available for use by customers. Amortization is recorded using the greater of: (1) the amount computed using the ratio of current product revenue to the total of current and anticipated product revenue or (2) the amount determined using the straight-line method over the estimated useful life of the software, not to exceed three years. Amortization of computer software development costs is included in cost of system sales in the accompanying consolidated statements of operations.

    (i)  Income Taxes

         The Company uses the asset and liability method of accounting for income taxes in accordance with Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes" (Statement 109). Under the asset and liability method of Statement 109, deferred income tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and net operating loss and tax credit carryforwards. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred income tax assets and liabilities of a change in tax rates is recognized in the consolidated statement of operations in the period that includes the enactment date.

    (j)  Net Loss Per Common Share and Common Share Equivalent

         Net loss per common share and common share equivalent has been computed based upon the weighted average number of common shares and common share equivalents outstanding during each period. Common share equivalents recognize the dilutive effects of the conversion of preferred stock and accrued dividends to common stock prior to their conversion and of outstanding options and warrants to acquire common stock. The Company has used the initial public offering price of $12.00 per common share for all periods prior to the completion of the offering for purposes of computing the potential dilutive effects of common share equivalents. Pursuant to the rules of the Securities and Exchange Commission, common and common equivalent shares issued in the 12 months prior to the Company's initial public offering have been included in the computation of common and common equivalent shares as if they were outstanding for all periods prior to the Company's initial public offering, including loss years where the impact of the incremental shares is antidilutive. All other common stock equivalents including the effect of outstanding options after the Company's initial public offering have been excluded from the computations because their impact on the Company's net loss per share is antidilutive.

                      IMNET SYSTEMS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          JUNE 30, 1996, 1995 AND 1994


    (k)  Fair Value of Financial Instruments

         The Company uses financial instruments in the normal course of its business. The carrying values of cash equivalents, accounts and notes receivable, obligations under capital leases, accounts payable, accrued expenses and deferred revenues approximate fair value due to the short-term maturities of these assets and liabilities. The fair value of the Company's investment in marketable securities is disclosed in (d) above.

    (l)  Recent Accounting Pronouncement

         On October 23, 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation" (Statement 123). Statement 123 allows companies to retain the current approach set forth in APB Opinion No. 25 "Accounting for Stock Issued to Employees" (APB Opinion No. 25) for recognizing stock-based expense in their financial statements in lieu of the new accounting method prescribed by Statement 123 based on the estimated fair value of employee stock options. Companies that do not follow the new fair value based method will be required to provide expanded footnote disclosures. The provisions of Statement 123 are effective for fiscal years beginning after December 15, 1995. However, disclosure of the pro forma net income and earnings per share, as if the fair value method of accounting for stock-based compensation had been elected, is required for all awards granted in fiscal years beginning after December 15, 1994.

         The Company intends to continue accounting for stock related compensation using APB Opinion No. 25 and will provide the expanded footnote disclosures required under Statement 123 beginning with its consolidated financial statements for the year ending June 30, 1997.

    (m)  Reclassifications

         Certain reclassifications have been made to the June 30, 1994 and 1995 financial statements to conform with presentations adopted as of and for the year ended June 30, 1996.

                      IMNET SYSTEMS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          JUNE 30, 1996, 1995 AND 1994


(2)      MERGERS AND ACQUISITIONS

         On September 30, 1996, the Company issued 429,292 shares of its common stock for all of the outstanding common stock of Hunter International, Inc. The merger has been accounted for as a pooling of interests, and accordingly, the Company's consolidated financial statements have been restated for all periods prior to the merger to include the results of operations, financial position and cash flows of Hunter. Total revenue and net income (loss) for the individual companies as previously reported are as follows:

                                             YEARS ENDED JUNE 30,
                                -----------------------------------------------
                                    1996              1995              1994
                                ------------      ------------      -----------
 Total Revenue:
       IMNET ..............     $ 26,623,305      $  8,464,639      $ 4,130,097
       Hunter .............        2,756,780         2,808,810        2,210,637
                                ------------      ------------      -----------
                                $ 29,380,085      $ 11,273,749      $ 6,340,734
                                ============      ============      ===========
 Net income (loss):
       IMNET ..............     $ (6,390,893)     $ (4,809,523)     $(5,945,861)
       Hunter .............          363,278           729,925          569,487
                                ------------      ------------      -----------
                                $ (6,027,165)     $ (4,079,598)     $(5,376,374)
                                ============      ============      ===========

         In connection with the merger with Hunter, the Company recorded merger related costs of approximately $750,000 in the quarter ended September 30, 1996. These costs consist primarily of legal, accounting and broker's fees related to the Hunter transaction.

         On November 3, 1995, the Company acquired all of the common stock of Evergreen Technologies, Inc. (Evergreen) in a merger with a wholly owned subsidiary of the Company for $1,282,000 in cash and acquisition costs and the issuance of 82,353 shares of the Company's common stock with a market value of $2,306,000. The Company recorded the acquisition using the purchase method of accounting with $2,940,000 of the purchase price allocated to in-process research and development and charged to the consolidated statement of operations in November 1995 and $546,000 and $102,000 allocated to goodwill and acquired technology, respectively. The results of operations of Evergreen have been included in the Company's consolidated statement of operations since the effective date of the acquisition.

         On December 14, 1995, the Company acquired all of the common stock of Quesix Software, Incorporated (Quesix) in a merger with a wholly owned subsidiary of the Company for $4,188,000 in cash and acquisition costs. The Company recorded the acquisition using the purchase method of accounting with $2,800,000 of the purchase price allocated to in-process research and development and charged to the consolidated statement of operations in December 1995 and $1,388,000 of the purchase price allocated to goodwill. The results of operations of Quesix have been included in the Company's consolidated statement of operations since the effective date of the acquisition.

                      IMNET SYSTEMS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          JUNE 30, 1996, 1995 AND 1994


         The unaudited pro forma consolidated results of operations of the Company for the years ended June 30, 1996 and 1995 are summarized below as if the acquisitions described above had occurred on July 1, 1995 and 1994, respectively:


                                                                       FOR THE YEARS ENDED
                                                                             JUNE 30,
                                                                   ---------------------------
                                                                     1996               1995
                                                                   --------           --------
                                                                     (amounts in thousands,
                                                                      except per share data)
     Revenues ..................................................   $ 29,918           $ 12,539
                                                                   ========           ========
     Net loss ..................................................   $ (6,287)          $ (4,917)
                                                                   ========           ========
     Net loss per common share and common share equivalent .....   $  (0.71)          $  (0.91)
                                                                   ========           ========
     Weighted average outstanding common shares and common share
         equivalents ...........................................      8,807              5,412
                                                                   ========           ========

         The unaudited pro forma consolidated results of operations included above do not necessarily represent results which would have occurred if the acquisitions had taken place on the dates indicated nor are they necessarily indicative of the results of future operations.

(3)      BUSINESS ALLIANCE WITH HBO & COMPANY

         In March 1996, the Company signed agreements with HBO & Company (HBOC), forming a business alliance whereby HBOC will distribute the Company's products on a private label basis and HBOC has agreed to certain noncompete provisions with respect to the Company's products. As part of these agreements, the Company also assumed certain customer support and conversion obligations with respect to HBOC customers currently using HBOC's First Perspective product line. The Company has accrued $3.0 million to reflect its estimate of the cost of converting the First Perspective customers to the Company' products. The HBOC alliance provides for a seven year term and five equal payments to HBOC totaling $3.0 million, beginning upon execution of the agreements through March 1997. Payments of $600,000 were made to HBOC by the Company in March and June 1996. The Company recorded a non-recurring charge of $4.6 million to the Company's consolidated statement of operations and capitalized the remaining $1.4 million as an intangible asset related to the Company's valuation of the margin on the maintenance and support revenues expected from the First Perspective customers. The Company has classified the remaining obligation to HBOC of $1.8 million in cash and the $2.8 million in estimated conversion costs, net of conversion costs incurred through June 30, 1996, in accrued expenses in the accompanying June 30, 1996 consolidated balance sheet.

                      IMNET SYSTEMS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          JUNE 30, 1996, 1995 AND 1994


(4)      INVENTORIES

         Inventories are summarized as follows:


                                                                                            JUNE 30,
                                                                                   --------------------------
                                                                                      1996            1995
                                                                                   ----------      ----------
         Finished goods, including computer equipment and parts
            held for resale....................................................    $  714,255      $  245,301
         Work in progress......................................................       380,315         248,292
         Raw materials..........................................................      985,004         774,525
                                                                                   ----------      ----------
                                                                                   $2,079,574      $1,268,118
                                                                                   ==========      ==========


(5)      PROPERTY AND EQUIPMENT

         Property and equipment are summarized as follows:

                                                                         JUNE 30,
                                                               ----------------------------
                                                                  1996              1995
                                                               ----------        ----------
         Leasehold improvements ............................   $  152,659        $  146,838
         Computer software .................................      267,012           268,373
         Computer equipment ................................    2,813,919         1,088,361
         Machinery and equipment ...........................      331,129           129,861
         Furniture and fixtures ............................      964,118           482,861
                                                               ----------        ----------
                                                                4,528,837         2,116,294
         Less accumulated depreciation and amortization ....    1,199,506           592,096
                                                               ----------        ----------
                                                               $3,329,331        $1,524,198
                                                               ==========        ==========


(6)      ACCRUED EXPENSES

         Components of accrued expenses are summarized as follows:

                                                                 JUNE 30,
                                                         -----------------------
                                                            1996         1995
                                                         ----------   ----------
         Employee vacations ..........................   $  269,727   $  278,534
         Salaries and wages ..........................    1,351,542      526,215
         Obligations under the HBOC alliance, net ....    4,587,983           --
         Rent ........................................      124,097      125,541
         Other .......................................      310,458       73,085
                                                         ----------   ----------
                                                         $6,643,807   $1,003,375
                                                         ==========   ==========


(7)      INCOME TAXES

         The Company has not recorded any income tax expense (benefit) during the years ended June 30, 1996, 1995, and 1994 because of operating losses incurred since inception. Due to the operating losses

                      IMNET SYSTEMS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          JUNE 30, 1996, 1995 AND 1994


incurred by the Company prior to the Hunter acquisition, there would be no income tax expense that would have been reported if Hunter (an S corporation for income tax reporting purposes) had been a C corporation for the years ended June 30, 1996, 1995 and 1994. Therefore, there is no pro forma provision provided for income taxes to reflect income tax expense. As a result, the effective income tax rate is different from amounts computed by applying the statutory U.S. Federal income tax rate of 34% to loss before income taxes because of the Company's provision for a valuation allowance on substantially all deferred income tax assets.

         The tax effects of temporary differences that give rise to the Company's deferred income tax assets and liabilities are presented below:

                                                                                     JUNE 30,
                                                                         -------------------------------
                                                                             1996                1995
                                                                         -----------         -----------
     Deferred income tax assets:
     Accounts receivable, due to allowance for doubtful accounts .....   $   107,753         $    24,587
     Net operating loss carryforwards ................................     3,675,395           5,132,017
     Non-recurring charges ...........................................     1,805,700                  --
     Acquired technology, due to differences in amortization .........       253,778             101,667
     Research and experimentation credit carryforwards ...............       184,799             184,799
     Accrued employee vacations ......................................        93,143              99,659
     Other ...........................................................       370,357             117,126
                                                                         -----------         -----------
       Total deferred income tax assets ..............................     6,490,925           5,659,855
     Less valuation allowance ........................................     5,849,547           5,576,588
                                                                         -----------         -----------
       Net deferred income tax assets ................................       641,377              83,267
                                                                         -----------         -----------

     Deferred income tax liabilities -- property and equipment, due to differences in depreciation and amortization of
       computer software development costs ...........................      (641,377)            (83,267)
                                                                         -----------         -----------

       Net deferred income tax assets (liabilities) ..................   $        --         $        --
                                                                         ===========         ===========


         The net change in the valuation allowance for the years ended June 30, 1996, 1995, and 1994 was an increase of $272,959, $2,267,847, and $2,393,724, respectively. Under Statement 109, deferred income tax assets and liabilities are recognized for differences between the financial statement carrying amounts and the tax bases of assets and liabilities which will result in future deductible or taxable amounts and for net operating loss and research and experimentation credit carryforwards. A valuation allowance is then established to reduce the deferred income tax assets to the level at which it is "more likely than not" that the tax benefits will be realized. Realization of tax benefits of deductible temporary differences and operating loss and tax credit carryforwards depends on having sufficient taxable income within the carryback and carryforward periods. Sources of taxable income that may allow for the realization of tax benefits include: (1) taxable income in the current year or prior years that is available through carryback, (2) future taxable income that will result from the reversal of existing taxable temporary differences and (3) taxable income generated by future operations. In order to fully realize its deferred income tax assets at June 30, 1996, the Company will need to generate future taxable income of approximately $16.6 million

                      IMNET SYSTEMS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          JUNE 30, 1996, 1995 AND 1994


prior to the expiration of the Company's net operating loss and tax credit carryforwards. Because of the uncertainties with respect to the Company's ability to generate taxable income in the future sufficient to realize the benefits of the Company's deferred income tax assets, the Company has provided a valuation allowance against substantially all of its deferred income tax assets at June 30, 1996 and 1995.

         As of June 30, 1996, the Company has net operating loss carryforwards for Federal income tax purposes of approximately $9.4 million and research and experimentation credit carryforwards of approximately $185,000 which are available to offset future Federal taxable income. The carryforwards expire beginning in 2008 through 2010. The expiration of the Company's net operating loss and research and experimentation credit carryforwards by year is summarized as follows:

                                        RESEARCH AND
                NET OPERATING       EXPERIMENTATION CREDIT        FISCAL YEAR
             LOSS CARRYFORWARDS         CARRYFORWARDS            OF EXPIRATION
             ------------------         -------------            -------------
                $       --                $ 26,000                    2008
                 4,800,000                  70,000                    2009
                 4,600,000                  89,000                    2010
                ----------                --------
                $9,400,000                $185,000
                ==========                ========


         The amount of net operating loss and research and experimentation credit carryforwards that the Company may use to offset taxable income in future years is limited as a result of an ownership change, as defined, under Internal Revenue Code Section 382 (section 382), which occurred effective with the completion of the Company's initial public offering in July 1995. The Company's annual Section 382 limitation on the amount of taxable income that can be offset in the future by net operating loss and research and experimentation credit carryforwards is approximately $3,396,000.

(8)      STOCKHOLDERS' EQUITY

    (a)  Initial Public Offering

         In July 1995, the Company completed an initial public offering of its common stock. The Company sold 3,450,000 shares at $12.00 per share, which resulted in proceeds to the Company of $37.5 million, net of underwriting discounts and offering costs.

    (b)  Conversion of Preferred Stock and Accrued Dividends to Common Stock

         In connection with the completion of the offering described in (a) above, all of the Company's Series A, Series I, and Series II preferred stock, including accrued dividends on the Series A preferred stock of $270,175, were converted to shares of the Company's common stock. As a result of this conversion, the Company issued 606,904, 714,332, and 972,507 shares of common stock to these preferred shareholders, respectively, and issued 22,514 shares of common stock in lieu of payment of accrued dividends on the Series A preferred stock. Also in connection with the same offering, warrants to acquire 39,168 shares of the Company's common stock were exercised resulting in $250,008 in proceeds to the Company.

                      IMNET SYSTEMS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          JUNE 30, 1996, 1995 AND 1994


    (c)  Secondary Offering

         In February 1996, the Company completed a secondary offering of 798,500 shares of common stock at a price of $25.50, which resulted in proceeds to the Company of $18.5 million, net of underwriting discounts and offering costs.

(9)      EMPLOYEE BENEFIT PLANS

    (a)  Stock Option Plans

         The Company has an Employee Stock Option and Rights Plan and a Non-Employee Directors Stock Option Plan (the Stock Option Plans) for the benefit of key employees and advisors. The Stock Option Plans provide for 940,000 and 94,000 shares of common stock, respectively, to be reserved for future issuance.

         The Stock Option Plans provide for the grant of incentive stock options, nonqualified stock options, and stock appreciation rights to key employees and advisors. The option price and other terms of such grants shall be determined by a Committee of the Board of Directors (the Committee), subject to the terms of the Stock Option Plans.

A summary of activity in outstanding stock options under the Stock Option Plans is as follows:

                                                                          OUTSTANDING       OPTION PRICE
                                                                            OPTIONS           PER SHARE
                                                                          -----------       ------------
     Options outstanding at June 30, 1993 ..............................         --
     Options granted ...................................................    255,178         $       6.38
     Options canceled ..................................................         --
     Options exercised .................................................         --
                                                                           --------
     Options outstanding at June 30, 1994 ..............................    255,178                 6.38
     Options granted ...................................................    397,831                 7.45
     Options canceled ..................................................   (116,348)           6.38-7.45
     Options exercised .................................................         --
                                                                           --------
     Options outstanding at June 30, 1995 ..............................    536,661            6.38-7.45
     Options granted ...................................................    433,104          12.00-21.25
     Options canceled ..................................................    (18,780)           6.38-7.45
     Options exercised .................................................    (44,174)           6.38-7.45
                                                                           --------
     Options outstanding at June 30, 1996 ..............................    906,811         $ 6.38-21.25
                                                                           ========

     Options exercisable at June 30, 1996 ..............................    108,967         $  6.38-7.45
                                                                           ========

     Options available for grant at June 30, 1996 under the terms of the
        Stock Option Plans .............................................     83,015
                                                                           ========

                      IMNET SYSTEMS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          JUNE 30, 1996, 1995 AND 1994


    (b)  Retirement Plan

         The Company maintains a defined contribution savings plan (the IMNET Systems, Inc. Retirement Savings Plan or the Plan) for the benefit of all eligible employees. The Plan is intended to qualify under Section 401(k) of the Internal Revenue Code of 1986 (the Code), as amended. Employees may participate in the Plan at any time following their date of employment and can elect to contribute a portion of their annual earnings (subject to an annual limit specified in the Code) to the Plan on a pretax basis. The Company has not made any matching or other contributions to the Plan through June 30, 1996.

(10)     RELATED PARTY TRANSACTIONS

         The Company believes the terms and conditions of the related party transactions described below are comparable to those which could have been obtained in transactions with unaffiliated parties.

    (a)  Notes Receivable from Officer

         The Company has advanced funds to its chairman and chief executive officer in exchange for two promissory notes receivable, as amended, in the amounts of $75,000 and $30,000 dated October 5, 1992 and January 31, 1994, respectively. The $75,000 note is without interest for two years from the date of issuance, bears interest at a rate of 10% per annum thereafter, and is extended to be due on September 30, 1997. The $30,000 note bears interest from the date of issuance at a rate of 10% per annum and is due by June 30, 1997. Repayment of the principal and accrued interest due under the notes shall be from bonuses earned under an employment agreement.

    (b)  Notes Payable to Stockholders

         During the year ended June 30, 1994, the Company exchanged shares of the Company's Series A preferred stock for $200,000 in notes payable to certain stockholders, which originated during the year ended June 30, 1993. During the year ended June 30, 1995, the Company received advances under notes payable to certain stockholders in the amount of $500,000 bearing interest at a rate of 8.5% per annum. On January 13, 1995, in connection with the sale of Series II convertible preferred stock, the stockholders exchanged their notes for the issuance of Series II convertible preferred stock.

    (c) Distribution Agreement with and Grant of Manufacturing and Distribution Rights to Shareholder

         (i)      Distribution Agreement

                  In March 1993, the Company entered into a distribution agreement with SoftNet Systems, Inc. or its affiliated or predecessor companies (SoftNet). SoftNet is a related party and founding investor/shareholder of the Company and three officers and directors of SoftNet were on the Company's Board of Directors at June 30, 1996. In June 1995, the distribution agreement was amended to provide for a commitment by SoftNet to take delivery of hardware and software from the Company totaling approximately $2.0 million no later than June 30, 1996. During the year ended June 30, 1995, the Company delivered software to SoftNet under the distribution agreement and recognized revenue of

                      IMNET SYSTEMS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          JUNE 30, 1996, 1995 AND 1994


$485,000, which was included in accounts receivable at June 30, 1995. This amount was paid in full by SoftNet in February 1996.

                  On June 30, 1996, the distribution agreement was amended a second time to convert the original $2.0 million commitment for hardware and software to a $2.0 million commitment for software. Also in June 1996, the Company delivered the remaining software associated with this commitment of $1,515,000 and recognized revenue of the same amount, which was converted into the note receivable from related party at June 30, 1996 (see (ii) below). During the year end June 30, 1996, the Company also provided services to SoftNet beyond the terms of the distribution agreement described above which resulted in additional revenues to the Company of approximately $335,000, which was also converted to the note receivable from related party at June 30, 1996 (see (ii) below).

         (ii)     Grant of Manufacturing and Distribution Rights

                  On June 30, 1996, the Company entered into certain agreements with SoftNet and an affiliated company, which provided for the grant of exclusive worldwide manufacturing rights and nonexclusive distribution rights with respect to markets other than healthcare, as defined, for the MegaSAR, the Company's proprietary microfilm storage device. The terms of the agreements included an obligation by SoftNet to pay the Company nonrefundable advance license fees of $1,000,000, representing the license fees for the first 250 manufactured units. These nonrefundable advance license fees were recognized as revenue by the Company in the year ended June 30, 1996 and included in the note receivable from related party at June 30, 1996. The terms of the agreements also provided for SoftNet to pay the Company a fixed license fee per unit for all units manufactured, and a provision for SoftNet to purchase, at carrying value, the Company's remaining raw materials inventories on an as needed basis.

         (iii)    Note Receivable from SoftNet

                  Simultaneous with the execution of the manufacturing and distribution rights agreements and the second amendment to the distribution agreement described above under (i), the Company converted all amounts due from SoftNet into a secured note receivable from SoftNet bearing interest at the prime rate plus 2%, due upon the earlier of: (1) the sale of IMNET common stock owned by SoftNet or (2) June 29, 1997. The note receivable was fully secured at June 30, 1996 by 112,913 shares of IMNET common stock owned by SoftNet and held as collateral by the Company.

                  On September 24, 1996, the Company received a $2.5 million cash payment on the $2.9 million note receivable from related party described under note 10(c)(iii) above and released the collateral that the Company held under the note.

(11)     MAJOR CUSTOMERS AND INTERNATIONAL SALES

    (a)  Major Customers

         For the year ended June 30, 1996, two customers accounted for approximately 32% of total revenues (SoftNet, as described in note 10 above, was one of these two major customers). In the year

                      IMNET SYSTEMS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          JUNE 30, 1996, 1995 AND 1994


ended June 30, 1995, four customers accounted for approximately 41% of total revenues. In the year ended June 30, 1994, two customers accounted for approximately 27% of total revenues.

         Total receivables outstanding from these major customers were $6,842,000 and $2,715,000 at June 30, 1996 and 1995, respectively.

    (b)  International Sales

         International sales are summarized as follows:


         YEAR ENDED JUNE 30,
         -------------------------------
         1996...........................   $2,301,729
                                           ==========
         1995...........................   $1,712,996
                                           ==========
         1994...........................   $1,057,053
                                           ==========


(12)     COMMITMENTS AND CONTINGENCIES

    (a)  Leases

         The Company currently leases its main office space through 1999 and recently committed to lease a new office facility that the Company plans to occupy beginning in January 1997. These operating lease agreements are noncancelable and require the Company to make payments through January 2007. Rental expense from noncancelable operating leases and all other cancelable operating leases for the years ended June 30, 1996, 1995, and 1994 was approximately $509,000, $277,000, and $163,000, respectively.

         Future minimum lease payments under all noncancelable operating lease agreements with original terms in excess of one year in the aggregate and for the next five years are summarized as follows:

                  YEAR ENDING JUNE 30,
                  --------------------
                  1997................................................   $ 1,309,000
                  1998................................................     2,096,000
                  1999................................................     1,917,000
                  2000................................................     1,530,000
                  2001................................................     1,530,000
                  Thereafter..........................................     9,270,000
                                                                         -----------
                      Total future minimum lease payments.............   $17,652,000
                                                                         ===========


    (b)  Contractual Commitments

         The Company enters agreements with customers in the ordinary course of business which contain certain contractual commitments. The Company believes that all such contractual commitments will be satisfied or renegotiated and no material adverse financial impact will result from the Company's failure to meet any of these commitments.

                                                                     Schedule II

                      IMNET SYSTEMS, INC. AND SUBSIDIARIES
                        VALUATION AND QUALIFYING ACCOUNTS


                                                                 ADDITIONS
                                                          ------------------------
                                            BALANCE AT    CHARGED TO                                     BALANCE
                                            BEGINNING     COSTS AND        OTHER        DEDUCTIONS      AT END OF
              DESCRIPTION                   OF PERIOD      EXPENSES       DESCRIBE       DESCRIBE         PERIOD
----------------------------------------    ----------    ----------      --------      ----------      ---------
Year ended June 30, 1994 - allowance
for doubtful accounts...................     $ 6,614         24,000           --         20,296(1)        10,318

Year ended June 30, 1995 - allowance
for doubtful accounts...................     $10,318        200,758           --        148,033(1)        63,043

Year ended June 30, 1996 - allowance
for doubtful accounts...................     $63,043        259,846       50,000(2)      39,599(1)       333,290




(1)    Accounts deemed to be uncollectible and written off during the period.
(2)    Allowance for doubtful accounts of subsidiary at acquisition date.